Exhibit 99.1
WASTE CONNECTIONS REPORTS FOURTH QUARTER RESULTS AND PROVIDES 2010 OUTLOOK
•	Revenue of $309.9 million, up 19.4% over the prior year period

•	GAAP EPS of $0.29 and adjusted EPS* of $0.37, up 23.3% over the prior year period

•	Full year net cash provided by operating activities of $303.6 million, or 25.5% of revenue

•	Full year free cash flow* of $192.3 million, or $2.39 per share, up 25.6%

•	Repurchased approximately $62.6 million of common stock during second half of the year

•	Expects approximately 7.5% revenue growth in 2010, excluding additional acquisitions, and continuing margin expansion
FOLSOM, CA, February 8, 2010 - Waste Connections, Inc. (NYSE: WCN) today announced its results for the fourth quarter of 2009. Revenue totaled $309.9 million, a 19.4% increase over revenue of $259.6 million in the year ago period. Operating income was $58.9 million versus $49.3 million in the fourth quarter of 2008. Net income attributable to Waste Connections in the quarter was $23.3 million, or $0.29 per share on a diluted basis of 80.0 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $27.3 million, or $0.34 per share on a diluted basis of 81.0 million shares.
Adjusted net income attributable to Waste Connections in the quarter was $29.3 million*, or $0.37 per share*, adjusted for costs primarily associated with the early termination of certain interest rate swaps. Adjusted net income attributable to Waste Connections in the prior year period was $24.3 million*, or $0.30 per share*, adjusted primarily for both acquisition costs associated with the LeMay transaction and a benefit to the income tax provision due to a decrease in the Company’s estimated deferred tax liabilities primarily resulting from the LeMay transaction.
Non-cash costs for equity-based compensation, amortization of acquisition-related intangibles, and amortization of debt discount related to convertible debt instruments in connection with the adoption of new accounting guidance on January 1, 2009, were $7.2 million ($4.5 million net of taxes, or approximately $0.06 per share) in the quarter compared to $5.2 million ($3.2 million net of taxes, or approximately $0.04 per share) in the year ago period.
“Our results in the quarter once again exceeded the upper end of our expectations, positioning us well for 2010. Improving organic growth, recent acquisitions and continuing cost controls drove an approximate 20% year-over-year increase in revenue in the quarter, a 24% increase in adjusted operating income before depreciation and amortization*, and a 23% increase in adjusted earnings per share*. We reported record free cash flow* for the year of $192.3 million, or 16.1% of revenue, despite increasing capital expenditures year-over-year as we pulled a portion of 2010’s capital expenditures into 2009,” said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer. “More importantly, we believe many of the drivers for further improvement in 2010 are already in place: core pricing, sequentially improving volume growth, higher recycled commodity prices, lower priced fuel hedges and reduced capital expenditures. These drivers should produce strong double-digit growth in earnings per share and another record year for free cash flow.”

*	A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

For the year ended December 31, 2009, revenue was $1.19 billion, a 13.5% increase over revenue of $1.05 billion in the year ago period. Operating income was $230.7 million versus $212.4 million for the same period in 2008. Net income attributable to Waste Connections for the year ended December 31, 2009, was $109.8 million, or $1.37 per share on a diluted basis of 80.3 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $102.9 million, or $1.44 per share on a diluted basis of 71.4 million shares. Adjusted net income attributable to Waste Connections in 2009 was $117.9 million*, or $1.47 per share*, compared to $100.3 million*, or $1.40 per share* in 2008.
For the year ended December 31, 2009, non-cash costs for equity-based compensation, amortization of acquisition-related intangibles, and amortization of debt discount related to convertible debt instruments in connection with the adoption of new accounting guidance on January 1, 2009, were $27.0 million ($16.9 million net of taxes, or approximately $0.21 per share) compared to $18.6 million ($11.5 million net of taxes, or approximately $0.16 per share) in the year ago period.
On January 1, 2009, Waste Connections adopted new accounting guidance related to minority interests, the provisions of which, among others, require for all periods presented that (1) minority interests be renamed noncontrolling interests, (2) a company present amounts of consolidated net income attributable to the parent and to the noncontrolling interests, and (3) a company present such noncontrolling interests as equity. Financial statements for the current and prior year periods reflect the adoption of this new accounting guidance related to such noncontrolling interests.
2010 OUTLOOK
Waste Connections also announced its outlook for 2010 assuming no change in the current economic environment. The Company’s outlook excludes the impact of any additional acquisitions, expensing of acquisition-related transaction costs, charge associated with the announced optional redemption of convertible notes on April 1st, and any impact to the income tax provision from changes in the Company’s deferred tax liabilities.
The outlook provided below is forward looking, and actual results may differ materially depending on risks and uncertainties detailed at the end of this release and in our periodic SEC filings. Certain components of the outlook for 2010 are subject to quarterly fluctuations.
•	Revenue is estimated to be approximately $1.28 billion.

•	Depreciation expense is estimated to be approximately 10.2% of revenue.

•	Amortization expense for acquisition-related intangibles is estimated to be approximately 1.1% of revenue.

•	Closure and post-closure accretion expense is estimated to be approximately 0.2% of revenue.

•	Operating income is estimated to be approximately 20.2% of revenue.

•	Net interest expense is estimated to be approximately $40.5 million.

•	Effective tax rate is expected to be approximately 38.5%.

•	Net income attributable to noncontrolling interests is estimated to reduce net income by approximately $1.0 million.

•	Net cash provided by operating activities is estimated to be approximately 25.0% of revenue.

•	Capital expenditures are estimated to range between $115 million and $120 million.
CONFERENCE CALL
Waste Connections will be hosting a conference call related to fourth quarter results and 2010 outlook on February 9th at 8:30 A.M. Eastern Time. The call will be broadcast live over the Internet at www.streetevents.com or through a link on our website at www.wasteconnections.com. A playback of the call will be available at both of these websites.
Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly secondary markets in the Western and Southern U.S. The Company serves approximately two million residential, commercial and industrial customers from a network of operations in 26 states. The Company also provides intermodal services for the movement of containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California.

*	A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections web site or through contacting us directly at (916) 608-8200.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this report are forward-looking in nature, including statements related to our 2010 outlook. These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) our acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (2) a portion of our growth and future financial performance depends on our ability to integrate acquired businesses into our organization and operations; (3) downturns in the worldwide economy adversely affect operating results; (4) our results are vulnerable to economic conditions and seasonal factors affecting the regions in which we operate; (5) we may be subject in the normal course of business to judicial, administrative or other third party proceedings that could interrupt or limit our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (6) we may be unable to compete effectively with larger and better capitalized companies and governmental service providers; (7) we may lose contracts through competitive bidding, early termination or governmental action; (8) price increases may not be adequate to offset the impact of increased costs or may cause us to lose volume; (9) increases in the price of fuel may adversely affect our business and reduce our operating margins; (10) increases in labor and disposal and related transportation costs could impact our financial results; (11) efforts by labor unions could divert management attention and adversely affect operating results; (12) we could face significant withdrawal liability if we withdraw from participation in one or more multiemployer pension plans in which we participate; (13) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (14) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (15) our indebtedness could adversely affect our financial condition; we may incur substantially more debt in the future; (16) each business that we acquire or have acquired may have liabilities or risks that we fail or are unable to discover, including environmental liabilities; (17) liabilities for environmental damage may adversely affect our financial condition, business and earnings; (18) our accruals for our landfill site closure and post-closure costs may be inadequate; (19) the financial soundness of our customers could affect our business and operating results; (20) we depend significantly on the services of the members of our senior, regional and district management team, and the departure of any of those persons could cause our operating results to suffer; (21) our decentralized decision-making structure could allow local managers to make decisions that adversely affect our operating results; (22) because we depend on railroads for our intermodal operations, our operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (23) we may incur additional charges related to capitalized expenditures, which would decrease our earnings; (24) our financial results are based upon estimates and assumptions that may differ from actual results; (25) the adoption of new accounting standards or interpretations could adversely affect our financial results; (26) our financial and operating performance may be affected by the inability to renew landfill operating permits, obtain new landfills and expand existing ones; (27) future changes in laws or renewed enforcement of laws regulating the flow of solid waste in interstate commerce could adversely affect our operating results; (28) extensive and evolving environmental and health and safety laws and regulations may restrict our operations and growth and increase our costs; (29) climate change regulations may adversely affect operating results; (30) extensive regulations that govern the design, operation and closure of landfills may restrict our landfill operations or increase our costs of operating landfills; (31) alternatives to landfill disposal may cause our revenues and operating results to decline; (32) fluctuations in prices for recycled commodities that we sell and rebates we offer to customers may cause our revenues and operating results to decline; and (33) unusually adverse weather conditions may interfere with our operations, harming our operating results. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.
— financial tables attached —
CONTACT:
Worthing Jackman / (916) 608-8266
worthingj@wasteconnections.com

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2008 AND 2009
(Unaudited)
(in thousands, except share and per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2008	2009	2008	2009

Revenues	$259,568	$309,897	$1,049,603	$1,191,393
Operating expenses:
Cost of operations	154,534	181,584	628,075	692,415
Selling, general and administrative	29,949	33,615	111,114	138,026
Depreciation	23,637	31,670	91,095	117,796
Amortization of intangibles	2,115	3,611	6,334	12,962
Loss (gain) on disposal of assets	60	556	629	(481)

Operating income	49,273	58,861	212,356	230,675

Interest expense	(12,405)	(12,344)	(43,102)	(49,161)
Interest income	2,790	139	3,297	1,413
Other expense, net	(518)	(8,607)	(633)	(7,551)

Income before income taxes	39,140	38,049	171,918	175,376

Income tax provision	(10,624)	(14,495)	(56,775)	(64,565)

Net income	$28,516	$23,554	$115,143	$110,811
Less: net income attributable to noncontrolling interests	(1,248)	(295)	(12,240)	(986)

Net income attributable to Waste Connections	$27,268	$23,259	$102,903	$109,825

Earnings per common share attributable to Waste Connections’ common stockholders:
Basic	$0.34	$0.30	$1.47	$1.38

Diluted	$0.34	$0.29	$1.44	$1.37

Shares used in the per share calculations:
Basic	79,792,842	78,803,152	70,024,874	79,413,067

Diluted	81,031,028	79,952,014	71,419,712	80,337,441

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share amounts)

	December 31,	December 31,
	2008	2009
ASSETS
Current assets:
Cash and equivalents	$265,264	$9,639
Accounts receivable, net of allowance for doubtful accounts of $3,846 and $4,058 at December 31, 2008 and 2009, respectively	118,456	138,972
Deferred income taxes	22,347	17,748
Prepaid expenses and other current assets	23,144	33,495

Total current assets	429,211	199,854

Property and equipment, net	984,124	1,308,392
Goodwill	836,930	906,710
Intangible assets, net	306,444	354,303
Restricted assets	23,009	27,377
Other assets, net	20,639	23,812

	$2,600,357	$2,820,448

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$65,537	$86,669
Book overdraft	4,315	12,117
Accrued liabilities	95,220	93,380
Deferred revenue	45,694	50,138
Current portion of long-term debt and notes payable	4,698	2,609

Total current liabilities	215,464	244,913

Long-term debt and notes payable	819,828	867,554
Other long-term liabilities	47,509	45,013
Deferred income taxes	255,559	305,932

Total liabilities	1,338,360	1,463,412

Commitments and contingencies

Equity:
Preferred stock: $0.01 par value; 7,500,000 shares authorized; none issued and outstanding	—	—
Common stock: $0.01 par value; 150,000,000 shares authorized; 79,842,239
and 78,599,083 shares issued and outstanding at December 31, 2008 and 2009, respectively	798	786
Additional paid-in capital	661,555	625,173
Retained earnings	622,913	732,738
Accumulated other comprehensive loss	(23,937)	(4,892)

Total Waste Connections’ equity	1,261,329	1,353,805
Noncontrolling interests	668	3,231

Total equity	1,261,997	1,357,036

	$2,600,357	$2,820,448

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
TWELVE MONTHS ENDED DECEMBER 31, 2008 AND 2009
(Unaudited)
(in thousands)

	Twelve months ended
	December 31,
	2008	2009

Cash flows from operating activities:
Net income	$115,143	$110,811
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) on disposal of assets	629	(481)
Depreciation	91,095	117,796
Amortization of intangibles	6,334	12,962
Deferred income taxes, net of acquisitions	30,277	38,224
Amortization of debt issuance costs	1,840	1,942
Amortization of debt discount	4,404	4,684
Stock-based compensation	7,854	9,336
Interest income on restricted assets	(543)	(488)
Closure and post-closure accretion	1,400	2,055
Excess tax benefit associated with equity-based compensation	(6,441)	(4,054)
Net change in operating assets and liabilities, net of acquisitions	18,417	10,850

Net cash provided by operating activities	270,409	303,637

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(355,150)	(420,011)
Capital expenditures for property and equipment	(113,496)	(128,251)
Proceeds from disposal of assets	2,560	5,061
Increase in restricted assets, net of interest income	(2,653)	(3,880)
Decrease (increase) in other assets	1,092	(1,146)

Net cash used in investing activities	(467,647)	(548,227)

Cash flows from financing activities:
Proceeds from long-term debt	302,000	426,500
Principal payments on notes payable and long-term debt	(223,854)	(401,970)
Change in book overdraft	(4,520)	7,802
Proceeds from option and warrant exercises	19,089	15,397
Excess tax benefit associated with equity-based compensation	6,441	4,054
Distributions to noncontrolling interests	(8,232)	—
Payments for repurchase of common stock	(31,527)	(62,624)
Proceeds from secondary stock offering, net	393,930	—
Debt issuance costs	(1,123)	(194)

Net cash provided by (used in) financing activities	452,204	(11,035)

Net increase (decrease) in cash and equivalents	254,966	(255,625)
Cash and equivalents at beginning of period	10,298	265,264

Cash and equivalents at end of period	$265,264	$9,639

ADDITIONAL STATISTICS
THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2009
(Dollars in thousands)
Internal Growth: The following table reflects revenue growth for operations owned for at least 12 months:

	Three Months Ended	Twelve Months Ended
	December 31, 2009	December 31, 2009
Core Price	4.1%	4.8%
Surcharges	(2.0%)	(2.1%)
Volume	(4.5%)	(6.2%)
Intermodal, Recycling and Other	1.4%	(2.5%)

Total	(1.0%)	(6.0%)
Uneliminated Revenue Breakdown:

	Three Months Ended		Twelve Months Ended
	December 31, 2009		December 31, 2009
Collection	$229,738	64.9%	$901,768	66.1%
Disposal and Transfer	103,477	29.3%	392,497	28.8%
Intermodal, Recycling and Other	20,526	5.8%	68,845	5.1%

Total before inter-company elimination	$353,741	100.0%	$1,363,110	100.0%

Inter-company elimination	$43,844		$171,717

Reported Revenue	$309,897		$1,191,393

Days Sales Outstanding for the three months ended December 31, 2009: 41 (26 net of deferred revenue)
Internalization for the three months ended December 31, 2009: 63%
Other Cash Flow Items:

	Three Months Ended	Twelve Months Ended
	December 31, 2009	December 31, 2009
Cash Interest Paid	$13,930	$41,662
Cash Taxes Paid	$9,005	$26,848
Interest Rate Swap Termination	$9,249	$9,249
Payment
Debt to Book Capitalization as of December 31, 2009: 39%
Share Information for the three months ended December 31, 2009:

Basic shares outstanding	78,803,152
Dilutive effect of options and warrants	848,150
Dilutive effect of restricted stock	300,712

Diluted shares outstanding	79,952,014

NON-GAAP RECONCILIATION SCHEDULE
(in thousands)
Reconciliation of Operating Income before Depreciation and Amortization:
Operating income before depreciation and amortization, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation measure in the solid waste industry. Waste Connections defines operating income before depreciation and amortization as operating income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any gain or loss on disposal of assets. The Company provides adjustments to this calculation to exclude the effects of items management believes impact the comparability of operating results between periods. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses operating income before depreciation and amortization as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Other companies may calculate operating income before depreciation and amortization differently.

	Three Months Ended	Three Months Ended
	December 31, 2008	December 31, 2009
Operating income	$49,273	$58,861
Plus: Depreciation and amortization	25,752	35,281
Plus: Closure and post-closure accretion	334	559
Plus: Loss on disposal of assets	60	556
Adjustments:
Plus: Acquisition-related transaction costs (a)	1,500	(191)
Plus: Loss on prior corporate office lease (b)	—	218

Adjusted operating income before depreciation and amortization	$76,919	$95,284

As % of revenues	29.6%	30.7%

	Twelve Months Ended	Twelve Months Ended
	December 31, 2008	December 31, 2009
Operating income	$212,356	$230,675
Plus: Depreciation and amortization	97,429	130,758
Plus: Closure and post-closure accretion	1,400	2,055
Plus/less: Loss (gain) on disposal of assets	629	(481)
Adjustments:
Plus: Acquisition-related transaction costs (a)	1,500	3,987
Plus: Loss on prior corporate office lease (b)	—	1,839

Adjusted operating income before depreciation and amortization	$313,314	$368,833

As % of revenues	29.9%	31.0%

(a)	Reflects the addback of acquisition-related costs expensed in 2008 related to the LeMay transaction, and in 2009 due to the implementation of new accounting guidance for business combinations effective January 1, 2009.

(b)	Reflects the addback of a loss on the Company’s prior corporate office lease due to the relocation of the Company’s corporate office.

NON-GAAP RECONCILIATION SCHEDULE (continued)
(in thousands)
Reconciliation of Free Cash Flow:
Free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Waste Connections defines free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets, plus or minus change in book overdraft, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Management uses free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Other companies may calculate free cash flow differently.

	Three Months Ended	Three Months Ended
	December 31, 2008	December 31, 2009
Net cash provided by operating activities	$75,749	$61,392
Less: Change in book overdraft	4,315	7,754
Plus: Proceeds from disposal of assets	1,061	712
Plus: Excess tax benefit associated with equity-based compensation	794	3,358
Less: Capital expenditures for property and equipment	(33,960)	(43,962)
Less: Distributions to noncontrolling interests	—	—

Free cash flow	$47,959	$29,254

As % of revenues	18.5%	9.4%

	Twelve Months Ended	Twelve Months Ended
	December 31, 2008	December 31, 2009
Net cash provided by operating activities	$270,409	$303,637
Less/plus: Change in book overdraft	(4,520)	7,802
Plus: Proceeds from disposal of assets	2,560	5,061
Plus: Excess tax benefit associated with equity-based compensation	6,441	4,054
Less: Capital expenditures for property and equipment	(113,496)	(128,251)
Less: Distributions to noncontrolling interests	(8,232)	—

Free cash flow	$153,162	$192,303

As % of revenues	14.6%	16.1%

NON-GAAP RECONCILIATION SCHEDULE (continued)
(in thousands, except per share amounts)
Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per diluted share:
Adjusted net income and adjusted net income per diluted share, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry. The Company provides adjusted net income to exclude the effects of items management believes impact the comparability of operating results between periods. Adjusted net income has limitations due to the fact that it may exclude items that have an impact on the Company’s financial condition and results of operations. Adjusted net income and adjusted net income per diluted share are not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses adjusted net income and adjusted net income per diluted share as one of the principal measures to evaluate and monitor ongoing financial performance of the Company’s operations.

	Three months ended		Twelve months ended
	December 31,		December 31,
	2008	2009	2008	2009

Reported net income attributable to Waste Connections	$27,268	$23,259	$102,903	$109,825
Adjustments:
Swap termination costs, net of taxes (a)	—	5,753	—	5,753
Acquisition-related transaction costs, net of taxes (b)	920	(176)	920	2,630
Loss on prior corporate office lease, net of taxes (c)	—	136	—	1,144
Loss (gain) on disposal of assets, net of taxes (d)	37	346	386	(299)
Impact of deferred tax adjustment (e)	(3,931)	—	(3,931)	(1,142)

Adjusted net income attributable to Waste Connections	$24,294	$29,318	$100,278	$117,911

Diluted earnings per common share attributable to Waste Connections common stockholders:
Reported net income	$0.34	$0.29	$1.44	$1.37

Adjusted net income	$0.30	$0.37	$1.40	$1.47

(a)	Reflects the elimination of costs associated with the termination of a notional $175 million of interest rate swaps.

(b)	Reflects the elimination of acquisition-related costs expensed in 2008 related to the LeMay transaction, and in 2009 due to the implementation of new accounting guidance for business combinations effective January 1, 2009.

(c)	Reflects the elimination of a loss on the Company’s prior corporate office lease due to the relocation of the Company’s corporate offices.

(d)	Reflects the elimination of a loss (gain) on disposal of assets primarily related to the sale of certain routes and loss of certain service contracts.

(e)	Reflects the elimination of a benefit to the income tax provision primarily from a reduction in the Company’s deferred tax liabilities.